EXHIBIT 10.14

                             GUARANTY


     THIS GUARANTY ("Guaranty") is executed and delivered this 20th day of April, 1995, by INTEK DIVERSIFIED CORPORATION, a Delaware corporation ("Guarantor"), for the benefit of LINEAR MODULATION TECHNOLOGY LIMITED, an English limited company ("LMT"), its successors and assigns and, to the extent provided in Section 1 hereof, SIMMONDS COMMUNICATIONS LIMITED, an Ontario corporation ("SCL").

     WHEREAS, LMT has agreed to supply SCL with Securicor LM 220
MHz 5 Channel trunked radio systems ("Base Stations") and
Securicor LM 3115 220 MHz mobile radios ("Mobile Radios") pursuant to an Equipment Sale Agreement between Lender and SCL of even date herewith (the "Securicor Supply Agreement");

     WHEREAS, SCL has agreed to supply Roamer One, Inc., a Delaware corporation and a wholly-owned subsidiary of Guarantor ("Roamer"), with two hundred (200) Base Stations and three thousand six hundred (3,600) Mobile Radios (collectively, the "Systems") pursuant to an Equipment Sale Agreement between SCL and Roamer (the "Roamer Supply Agreement");

     WHEREAS, SCL has assigned to Roamer, and Roamer has assumed from SCL, all of SCL's obligations to purchase the Systems from LMT pursuant to that certain Assignment Agreement between SCL and Roamer of even date herewith (the "Assignment"); and

     WHEREAS, pursuant to a Financing Agreement among Roamer, LMT, Guarantor, SCL and Roamer One Holdings, Inc. of even date herewith (the "Financing Agreement"), LMT has agreed to finance the purchase of the Systems on the terms and conditions set forth therein;

     NOW, THEREFORE, as an inducement to, and in consideration of, the execution by LMT of the Securicor Supply Agreement and the Financing Agreement, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:

     1. GUARANTY. Guarantor hereby absolutely and unconditionally guarantees to LMT, its successors and assigns (and to SCL to the extent that SCL makes any payment to LMT under Section 10(d) of the Financing Agreement): (i) the full and prompt payment of all payments to be made by Roamer to LMT of all amounts payable under the Financing Agreement; (ii) the full and prompt performance of all other obligations of Roamer under the Financing Agreement; and (iii) the full and prompt performance of all obligations of Roamer under the Financing Agreement. It shall not be necessary for LMT to resort to or exhaust its remedies against Roamer.

     2. DURATION. All obligations of Guarantor under this Guaranty shall remain in full force and effect from the date hereof until all amounts due to LMT under the Financing Agreement and the Letters of Credit (as defined in the Financing Agreement) shall have been paid in full (such period being hereinafter referred to as the "Term").

     3. WAIVERS. Guarantor expressly waives notice, in writing or otherwise, of the acceptance hereof, waives demand of payment and protest relative to the Financing Agreement, waives all notices to which Guarantor may be entitled by applicable law, and waives all defenses,

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legal or equitable, otherwise available to Guarantor; provided, however, that Guarantor does not waive any defenses that would otherwise be available to it in the event of any breach by LMT of the Securicor Supply Agreement.

     4. ASSIGNMENT. LMT may assign its rights under this Guaranty. Any assignee of LMT shall have all of the rights, powers, privileges and remedies of LMT hereunder.

     5. APPLICABLE LAW. This Guaranty shall be governed by the laws of the State of Delaware, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

     IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first hereinabove written.

                                   "GUARANTOR"

                                   INTEK DIVERSIFIED CORPORATION


                                   By: /s/ Nicholas R. Wilson
                                   Its: Chairman

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